SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

ALLIANCE IMAGING,  INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, CA 92806

(Address of principal executive offices, including zip code)

(714) 688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, Alliance Imaging, Inc. (the “Registrant”) issued a press release announcing that it had amended, effective December 19, 2005, its Credit Agreement dated as of November 2, 1999.

The amendment to the Credit Agreement contains the following provisions:

•                  The Registrant’s maximum leverage ratio covenant as defined in the Credit Agreement was amended to a level not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter until the expiration of the agreement. Prior to the fourth amendment, the Registrant’s maximum leverage ratio covenant was 3.75 to 1.00 as of the last day of any fiscal quarter beginning March 31, 2006 to the expiration of the agreement.

•                  The amendment contains a maximum senior leverage ratio covenant as defined in the amendment to the Credit Agreement to a level not to exceed 3.00 to 1.00 as of the last day of any fiscal quarter.

•                  The amendment increased the Tranche C base rate margin from an annual rate of 1.25% to 1.50% and the Tranche C LIBOR margin from an annual rate of 2.25% to 2.50%.  In connection with the amendment, the Registrant incurred an amendment fee of 12.5 basis points.

A copy of the form of amendment to the Credit Agreement is filed as Exhibit 4.7 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this Form 8-K:

4.7                                 Form of Fourth Amendment, dated as of December 19, 2005, to Credit Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	ALLIANCE IMAGING, INC.

	By:	/s/ Russell D. Phillips, Jr.
Name: Russell D. Phillips, Jr
Title: Executive Vice President and General Counsel

Exhibit Index

4.7           Form of Fourth Amendment, dated as of December 19, 2005, to Credit Agreement